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                                                                   EXHIBIT 23(c)

                            DEGOLYER AND MACNAUGHTON
                               ONE ENERGY SQUARE
                              DALLAS, TEXAS 75206





                                 March 4, 1994





Pennzoil Sulphur Company
Pennzoil Place
P. O. Box 2967
Houston, Texas 77252-2967


Gentlemen:


         We hereby consent to the use of our letter report dated February 4, 1994, addressed to Pennzoil Sulphur Company, which details estimates of sulphur reserves as of January 1, 1994, and its incorporation as an Exhibit in Pennzoil Company's Annual Report on Form 10-K for the year ended December 31, 1993, filed under the Securities and Exchange Act of 1934. We also consent to the references to our firm appearing in "Item 1. Business and Item 2. Properties" under the caption "Sulphur - Reserves, Production and Sales Information" of such Annual Report on Form 10-K, and to the incorporation of our letter report by reference in Pennzoil Company's previously filed Registration Statements on Form S-8 nos. 2-67268, 2-76935, 2-95869, 33-24261, 33-40192, 33-51473, and
33-63384 and on Form S-3 No. 33-50029 and 33-50953.



                                 Very truly yours,



                                 /s/ DEGOLYER AND MACNAUGHTON
                                     DeGolyer and MacNaughton